Exhibit 99.1

                     AMCOL INTERNATIONAL (NYSE: ACO) REPORTS
                          STRONG THIRD QUARTER RESULTS
                    WITH DILUTED EARNINGS OF $0.37 PER SHARE
                           FROM CONTINUING OPERATIONS

    ARLINGTON HEIGHTS, ILL., Oct. 21 /PRNewswire-FirstCall/ -- AMCOL International Corp. (NYSE: ACO) today reported that third quarter net income from continuing operations was $11.4 million, or $0.37 per diluted share. This is compared with $12.5 million, or $0.41 per diluted share in the prior year's quarter, which included a benefit of $0.14 per diluted share from income tax related adjustments. AMCOL reported net sales of $142.9 million for the quarter ended Sept. 30, 2005, compared with $124.7 million for the same period in 2004. Operating profit grew to $16.0 million compared with $10.3 million in the prior-year period.

    For the nine-month period ended Sept. 30, 2005, net income was $32.7 million, or $1.06 per diluted share, compared with $25.3 million, or $0.82 per diluted share, in the prior-year period, including $0.14 per share from tax related adjustments. Net sales were $401.3 million compared with $348.6 million in the prior-year period. Operating profit was $37.7 million compared with $28.7 million for the 2004 period.

    Larry Washow, president and chief executive officer said, "We have been able to deliver another strong quarter to our shareholders in this challenging economic environment. We saw continued growth, particularly in our international business, with improvements in both of our major reporting segments."

    Washow continued, "Our minerals business overall is brisk, although this segment still felt margin pressure primarily from energy-related costs driven by the current economic environment. With continued strong demand for our products, we benefited from our global position in several mineral markets."

    Washow commented, "We did have a record quarter from our environmental segment. Our Oilfield Services Group had a very good quarter, with fairly minimal impact from the hurricanes on the U.S. offshore filtration services group. The group's well testing and international operations were very busy." Washow also noted that the Lining Technology and Building Material Groups again posted solid numbers with strong demand around the world.

    AMCOL's focus on research and development was also evident this quarter as the Company introduced a nano bentonite with antiviral properties, which has been evaluated by an independent laboratory showing a reduction of viral activity for Human Influenza, Avian Influenza ("Bird Flu"), and Human Immunodeficiency Viruses.

    FINANCIAL OVERVIEW

    Operating Results
    Third quarter net sales increased by approximately 15 percent over the 2004 third quarter. The environmental segment contributed a majority of the growth, however, the minerals and transportation segments also delivered double-digit gains. Base businesses contributed approximately 93 percent of the growth, or
13.7 percentage points, with foreign exchange and acquisitions accounting for the remainder of the improvement over the 2004 third quarter. For the third quarter and first nine months of 2005, regional sales distribution was 67 percent for the Americas; 23 percent for Europe and the Middle East; and 10 percent for Asia/Pacific.

    Gross margin for the quarter was 26.7 percent and approximated 2004 performance. Minerals gross margins suffered due to higher energy-related costs and product mix, while environmental delivered improved gross margins due to leverage on higher sales volumes.

    General, Selling and Administrative expenses declined by $0.6 million from the 2004 third quarter, which included $1.2 million of professional fees associated with amended tax returns filed in that quarter. Excluding these fees, operating expenses in the third quarter of 2005 increased by $0.6 million over the comparable 2004 period. R&D expenses were approximately $1.5 million in the third quarter of 2005 versus $1.4 million in the prior year's comparable period.

    Operating profit improved by approximately 55 percent over the 2004 third quarter. Operating margin for the quarter was 11 percent compared with 8 percent in the prior- year period.

    For the year-to-date period ending September 30, 2005, AMCOL's effective tax rate increased to 27.1 percent versus 22.4 percent as of the end of the second quarter 2005. The increase is primarily attributable to creating $1.5 million of reserves for the ultimate realization of certain deferred tax assets. As previously mentioned, the prior year's effective tax rate for both the year-to-date and quarter ended September 30, 2004 includes adjustments for tax benefits associated with amended returns and deferred tax adjustments at a UK subsidiary. Excluding the effect of these adjustments, the Company's effective tax rate for the year-to-date period ended Sept. 30, 2004 was 30.8 percent.

    Minority interest and joint venture income contributed approximately $0.03 per share in the 2005 third quarter compared with $0.01 per share in the prior-year period. Our investment in India accounted for a large portion of the improvement.

    The weighted average number of common and common equivalent shares outstanding at Sept. 30, 2005 and 2004 was 30.8 million.

    Financial Position
    Long-term debt amounted to $41.0 million at Sept. 30, 2005 compared with $34.3 million at Dec. 31, 2004. Debt represented 14 percent of total capitalization at Sept. 30, 2005, compared with 13 percent at Dec. 31, 2004. Cash and cash equivalents were $15.1 million at Sept. 30, 2005, compared with $17.6 million at the end of 2004.

    Working capital increased to $151.8 million at Sept. 30, 2005 from $129.4 million at Dec. 31, 2004 primarily due to increased inventory and accounts receivable levels, which also had the effect of increasing the current ratio to 3.5-to-1 versus 3.1-to-1, respectively.

    Cash flow generated from operating activities increased to $17.5 million for the first nine months of 2005 as compared with $13.2 million for the prior-year period largely due to the working capital fluctuation mentioned previously and increased income from continuing operations.

    Capital expenditures amounted to $20.0 million for the first nine months of 2005, compared with $12.0 million for the prior-year period. Comparable period cash flows from investing activities for the prior year included $11.3 million more of capital expended for acquisitions. Acquisitions accounted for $2.0 million of investing activities in the 2005 period compared with $13.3 million in the 2004 period.

    The Company's financing activities through Sept. 30, 2005 used cash as opposed to having provided cash in the previous year's comparable period due to a decreased need to incur additional debt based on a strong generation of cash flow. Fluctuations in foreign currencies continued to negatively impact cash flows.

    Through the first nine months of 2005, AMCOL repurchased 104 thousand shares of its common stock at an aggregate cost of $1.95 million, or an average price of $18.70 per share. The Board of Directors approved a stock repurchase authorization of $10 million in May 2004 of which $8.05 million remains available for stock repurchases.

    AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Nationwide Freight Service, Inc. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.

    AMCOL will hold an audio Webcast at 11 a.m. EDT today with Larry Washow, Gary Castagna and Jennifer Melsheimer to discuss additional details regarding the Company's performance for the quarter and other forward-looking information. The session may be accessed at http://www.amcol.com. The Webcast will be available for replay through the close of business on Friday, Oct. 28, 2005 at which time a transcript of the Webcast will be posted on the AMCOL website.

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                      (In thousands, except per share data)

                                         Nine months ended                  Three months ended
                                           September 30,                      September 30,
                                 --------------------------------    --------------------------------
                                      2005              2004              2005              2004
                                 --------------    --------------    --------------    --------------
Continuing Operations
Net sales (1)                    $      401,322    $      348,570    $      142,928    $      124,646
Cost of sales                           297,204           257,155           105,058            91,644
                                 --------------    --------------    --------------    --------------
  Gross profit (1)                      104,118            91,415            37,870            33,002
General, selling and
 administrative
 expenses (1)                            66,690            62,713            22,138            22,696
                                 --------------    --------------    --------------    --------------
  Operating profit                       37,428            28,702            15,732            10,306
                                 --------------    --------------    --------------    --------------
Other income (expense):
  Interest expense, net                  (1,195)             (587)             (390)             (197)
  Other, net                               (604)             (155)              387              (182)
                                 --------------    --------------    --------------    --------------
                                         (1,799)             (742)               (3)             (379)
                                 --------------    --------------    --------------    --------------
  Income before income
   taxes and equity
   in income of joint
   ventures                              35,629            27,960            15,729             9,927
Income tax expense                        9,659             3,473             5,202            (2,206)
                                 --------------    --------------    --------------    --------------
  Income before equity
   in income of
   joint ventures                        25,970            24,487            10,527            12,133
  Income from joint
   ventures                               1,942               805               915               336
                                 --------------    --------------    --------------    --------------
  Income from continuing
   operations                            27,912            25,292            11,442            12,469
Discontinued Operations
Gain on 2000
 disposal (including
 income tax benefits
 of $5,255 in 2005)                       4,755                 -                 -                 -
                                 --------------    --------------    --------------    --------------
  Income from discontinued
   operations                             4,755                 -                 -                 -
                                 --------------    --------------    --------------    --------------
Net income                       $       32,667    $       25,292    $       11,442    $       12,469
                                 ==============    ==============    ==============    ==============
Weighted average
 common shares
 outstanding                         29,407,401        29,110,751        29,480,365        29,148,594
                                 ==============    ==============    ==============    ==============
Weighted average
 common and common
 equivalent shares
 outstanding                         30,772,428        30,774,503        30,773,198        30,778,272
                                 ==============    ==============    ==============    ==============
Basic earnings per share:
  Continuing operations          $         0.95    $         0.87    $         0.39    $         0.43
                                 --------------    --------------    --------------    --------------
  Discontinued operations:
    Gain on disposal                       0.16                 -                 -                 -
                                 --------------    --------------    --------------    --------------
                                           0.16                 -                 -                 -
                                 --------------    --------------    --------------    --------------
Net income                       $         1.11    $         0.87    $         0.39    $         0.43
                                 ==============    ==============    ==============    ==============
Diluted earnings per share:
  Continuing operations          $         0.91    $         0.82    $         0.37    $         0.41
                                 --------------    --------------    --------------    --------------
  Discontinued operations:
    Gain on disposal                       0.15                 -                 -                 -
                                 --------------    --------------    --------------    --------------
                                           0.15                 -                 -                 -
                                 --------------    --------------    --------------    --------------
  Net income                     $         1.06    $         0.82    $         0.37    $         0.41
                                 ==============    ==============    ==============    ==============
Dividends declared
 per share                       $         0.28    $         0.23    $         0.10    $         0.09
                                 ==============    ==============    ==============    ==============

                         AMCOL INTERNATIONAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                      September 30,    December 31,
                                                          2005             2004
                                                     --------------   --------------
                                                       (unaudited)          *
                      ASSETS
Current assets:
  Cash                                               $       15,143   $       17,594
  Accounts receivable, net                                  111,372           88,342
  Inventories                                                73,157           63,882
  Prepaid expenses                                            7,045            7,111
  Income taxes receivable                                     1,983            9,126
  Current deferred tax assets                                 3,768            4,293
  Assets held for sale                                          381              752
                                                     --------------   --------------
    Total current assets                                    212,849          191,100
                                                     --------------   --------------
Investment in and advances to joint
 ventures                                                    19,301           15,023
                                                     --------------   --------------
Property, plant, equipment, and mineral rights
 and reserves:
  Land and mineral rights                                    12,248           12,019
  Depreciable assets                                        249,089          247,280
                                                     --------------   --------------
                                                            261,337          259,299
  Less: accumulated depreciation                            164,660          165,658
                                                     --------------   --------------
                                                             96,677           93,641
                                                     --------------   --------------
Other assets:
  Goodwill                                                   19,446           19,225
  Intangible assets, net                                      2,975            3,802
  Deferred tax assets                                         4,942            6,444
  Other assets                                                9,177            7,207
                                                     --------------   --------------
                                                             36,540           36,678
                                                     --------------   --------------
                                                     $      365,367   $      336,442
                                                     ==============   ==============

                                                      September 30,    December 31,
                                                          2005             2004
                                                     --------------   --------------
                                                       (unaudited)          *
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                           26,225           25,474
  Accrued liabilities                                        34,789           36,207
                                                     --------------   --------------
    Total current liabilities                                61,014           61,681
                                                     --------------   --------------
Long-term debt                                               41,015           34,295
                                                     --------------   --------------
Minority interests in subsidiaries                              135                5
Deferred compensation                                         6,710            5,872
Other liabilities                                            13,006           12,655
                                                     --------------   --------------
                                                             19,851           18,532
                                                     --------------   --------------
Stockholders' equity:
  Common stock                                                  320              320
  Additional paid in capital                                 71,590           69,763
  Retained earnings                                         178,725          154,366
  Accumulated other comprehensive income                      9,517           14,905
                                                     --------------   --------------
                                                            260,152          239,354
Less:
  Treasury stock                                             16,665           17,420
                                                     --------------   --------------
                                                            243,487          221,934
                                                     --------------   --------------
                                                     $      365,367   $      336,442
                                                     ==============   ==============

(*)  Condensed from audited financial statements

                         AMCOL INTERNATIONAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                                 (In thousands)

                                                            Nine months ended
                                                             September 30,
                                                     ----------------------------
                                                         2005            2004
                                                     ------------    ------------
Cash flow from operating activities:
  Income from continuing operations                  $     27,912    $     25,292

  Adjustments to reconcile income from
   continuing operations to net cash
   provided by (used in) operating activities:
    Depreciation, depletion, and amortization              14,528          15,049
    Changes in assets and liabilities, net of
     effects of acquisitions:
      Increase in current assets                          (25,223)        (37,050)
      Increase in noncurrent assets                          (688)         (2,085)
      Increase (decrease) in current liabilities              212           9,344
      Increase (decrease) in noncurrent
       liabilities                                          1,358           1,737
      Other                                                  (751)            914
                                                     ------------    ------------
         Net cash provided by (used in)
          operating activities                             17,348          13,201
                                                     ------------    ------------
Net cash provided by discontinued operations                7,300           8,625
                                                     ------------    ------------
  Cash flow from investing activities:
  Acquisition of land, mineral rights,
   and depreciable assets                                 (19,988)        (12,077)
  Acquisitions, net of cash                                (1,997)        (13,335)
  Other                                                       685             316
                                                     ------------    ------------
        Net cash provided by (used in)
         investing activities                             (21,300)        (25,096)
                                                     ------------    ------------
Cash flow from financing activities:
  Net change in outstanding debt                            6,151          16,024
  Proceeds from sales of treasury stock                     1,247           1,222
  Purchases of treasury stock                              (1,946)         (2,879)
  Dividends paid                                           (8,308)         (6,731)
                                                     ------------    ------------
        Net cash provided by (used in)
         financing activities                              (2,856)          7,636
                                                     ------------    ------------
Effect of foreign currency rate changes on cash            (2,943)              5
                                                     ------------    ------------
Net increase (decrease) in cash and
 cash equivalents                                          (2,451)          4,371
                                                     ------------    ------------
Cash and cash equivalents at beginning of period           17,594          13,525
                                                     ------------    ------------
Cash and cash equivalents at end of period           $     15,143    $     17,896
                                                     ============    ============

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

                                                                  Three months ended September 30,
                                   ----------------------------------------------------------------------------------------------
            Minerals                           2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales (1)                      $     74,318           100.0%    $     67,454           100.0%    $      6,864            10.2%
Cost of sales                            59,275            79.8%          53,207            78.9%
  Gross profit (1)                       15,043            20.2%          14,247            21.1%             796             5.6%
                                   ------------    ------------     ------------    ------------
General, selling and
 administrative
 expenses (1)                             5,244             7.1%           6,075             9.0%            (831)          -13.7%
                                   ------------    ------------     ------------    ------------     ------------
  Operating profit                        9,799            13.1%           8,172            12.1%           1,627            19.9%

                                                                  Three months ended September 30,
                                   ----------------------------------------------------------------------------------------------
         Environmental                         2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales (1)                      $     61,077           100.0%    $     50,539           100.0%    $     10,538            20.9%
Cost of sales                            39,604            64.8%          32,998            65.3%
  Gross profit (1)                       21,473            35.2%          17,541            34.7%           3,932            22.4%
                                   ------------    ------------     ------------    ------------
General, selling and
 administrative
 expenses (1)                            11,355            18.6%          10,774            21.3%             581             5.4%
                                   ------------    ------------     ------------    ------------     ------------
  Operating profit                       10,118            16.6%           6,767            13.4%           3,351            49.5%

                                                                  Three months ended September 30,
                                   ----------------------------------------------------------------------------------------------
         Transportation                        2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales                          $     13,224           100.0%    $     10,979           100.0%    $      2,245            20.4%
Cost of sales                            11,643            88.0%           9,765            88.9%
  Gross profit                            1,581            12.0%           1,214            11.1%             367            30.2%
                                   ------------    ------------     ------------    ------------
General, selling and
 administrative
 expenses                                   830             6.3%             691             6.3%             139            20.1%
                                   ------------    ------------     ------------    ------------     ------------
  Operating profit                          751             5.7%             523             4.8%             228            43.6%

                                                 Three months ended September 30,
                                   -------------------------------------------------------------
            Corporate                  2005            2004                2005 vs. 2004
--------------------------------   ------------    ------------     ----------------------------
                                                      (Dollars in Thousands)
Intersegment shipping sales        $     (5,691)   $     (4,326)
Intersegment shipping costs              (5,691)         (4,326)
                                   ------------    ------------
  Gross profit                                -               -
Corporate general, selling
and administrative expenses               3,786           4,240             (454)          -10.7%
Nanocomposite business
development expenses                        923             916                7             0.8%
                                   ------------    ------------     ------------
Operating loss                           (4,709)         (5,156)             447            -8.7%

                         AMCOL INTERNATIONAL CORPORATION
                           SEGMENT RESULTS (unaudited)
                                 (In thousands)

                                                                  Nine months ended September 30,
                                   ----------------------------------------------------------------------------------------------
            Minerals                           2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales (1)                      $    222,643           100.0%    $    198,501           100.0%    $     24,142            12.2%
  Cost of sales                         177,343            79.7%         157,589            79.4%
                                   ------------    ------------     ------------    ------------
Gross profit (1)                         45,300            20.3%          40,912            20.6%           4,388            10.7%
General, selling and
 administrative
 expenses (1)                            17,041             7.7%          17,052             8.6%             (11)           -0.1%
                                   ------------    ------------     ------------    ------------     ------------
  Operating profit                       28,259            12.6%          23,860            12.0%           4,399            18.4%

                                                                  Nine months ended September 30,
                                   ----------------------------------------------------------------------------------------------
          Environmental                        2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales (1)                      $    157,215           100.0%    $    131,410           100.0%    $     25,805            19.6%
Cost of sales                           102,633            65.3%          84,270            64.1%
                                   ------------    ------------     ------------    ------------
  Gross profit (1)                       54,582            34.7%          47,140            35.9%           7,442            15.8%
General, selling and
 administrative
 expenses (1)                            31,820            20.2%          31,118            23.7%             702             2.3%
                                   ------------    ------------     ------------    ------------     ------------
  Operating profit                       22,762            14.5%          16,022            12.2%           6,740            42.1%

                                                                  Nine months ended September 30,
                                   ----------------------------------------------------------------------------------------------
         Transportation                        2005                             2004                        2005 vs. 2004
--------------------------------   ----------------------------     ----------------------------     ----------------------------
                                                                       (Dollars in Thousands)
Net sales                          $     36,804           100.0%    $     30,369           100.0%    $      6,435            21.2%
Cost of sales                            32,341            87.9%          27,006            88.9%
  Gross profit                            4,463            12.1%           3,363            11.1%           1,100            32.7%
                                   ------------    ------------     ------------    ------------
General, selling and
 administrative
 expenses                                 2,419             6.6%           2,003             6.6%             416            20.8%
                                   ------------    ------------     ------------    ------------     ------------
Operating profit                          2,044             5.5%           1,360             4.5%             684            50.3%

                                                  Nine months ended September 30,
                                   -------------------------------------------------------------
            Corporate                  2005            2004                2005 vs. 2004
--------------------------------   ------------    ------------     ----------------------------
                                                      (Dollars in Thousands)
Intersegment shipping sales        $    (15,340)   $    (11,710)
Intersegment shipping costs             (15,340)        (11,710)
                                   ------------    ------------
  Gross profit                                -               -
Corporate general, selling
 and administrative expenses             12,819           9,818            3,001            30.6%

Nanocomposite business
 development expenses                     2,591           2,722             (131)           -4.8%
                                   ------------    ------------     ------------    ------------
Operating loss                          (15,410)        (12,540)          (2,870)           22.9%

(1) Beginning in the quarter ended March 31, 2005, the Company began reporting certain expenses related to product liability, warranty and royalty expenses in general, selling and administrative expenses rather than as deductions from net sales. Thus, for the 2004 periods reported herein, these deductions have been reclassified to conform to the current year financial statement presentation. This change in financial statement presentation did not impact reported net income or earnings per share.

SOURCE  AMCOL International Corp.
    -0-                             10/21/2005
    /CONTACT:  Jennifer Melsheimer, Investor Relations Manager,
+1-847-394-8730/
    /First Call Analyst: /
    /FCMN Contact: jennifer.melsheimer@amcol.com /
    /Web site:  http://www.amcol.com/
    (ACO)